Exhibit 99.1

NEWS RELEASE
Dawson Geophysical Company
508 W. Wall, Suite 800
Midland, TX 79701
Company contact:
Christina W. Hagan
Chief Financial Officer
(800) 332-9766
www.dawson3d.com
Dawson Geophysical to Issue Second Quarter 2008 Results
and Hold Investor Conference Call
MIDLAND, Texas, April 29/PRNewswire-FirstCall/ — — Dawson Geophysical Company (Nasdaq: DWSN) announced today that it plans to publicly release financial results for its quarter ended March 31, 2008, the Company’s second quarter of fiscal 2008, before the market opens on Thursday, May 8, 2008. An investor conference call to review the second quarter results will be held on Thursday, May 8, 2008, at 9:00 a.m. Central Time.

Date:	Thursday, May 8, 2008

Time:	10:00 AM EDT 9:00 AM CDT 8:00 AM MDT 6:00 AM PDT

Call:	(866) 322-9730 (US/Canada) and (706) 679-6054 (International) Passcode 43085272

Internet:	Live and rebroadcast over the internet, log onto http://www.dawson3d.com

Replay:	Available through Saturday, May 10, 2008, at (800) 642-1687 (US/Canada), (706) 645-9291 (International), Passcode 43085272 and available for 30 days on the Company’s web site at http://www.dawson3d.com
Dawson Geophysical Company is the leading provider of U.S. onshore seismic data acquisition services as measured by the number of active data acquisition crews. Founded in 1952, Dawson acquires and processes 2-D, 3-D, and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators as well as providers of multi-client data libraries.

     In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, Dawson Geophysical Company cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect the Company’s actual results of operations. These risks include, but are not limited to, dependence upon energy industry spending, the volatility of oil and gas prices, high fixed costs of operations, weather interruptions, the ability to obtain land access rights of way, industry competition, the ability to manage growth, and the availability of capital resources. A discussion of these and other factors, including risks and uncertainties, is set forth in the Company’s Form 10-K for the fiscal year ended September 30, 2007. Dawson Geophysical Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
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Source: Dawson Geophysical Company